OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of*

ENDLESS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed in the city of Oklahoma City this 3rd day of October, 2024.

Secretary of State

OKLAHOMA Secretary of State Electronic Filing

Amended Certificate of Incorporation

Document Number 67682610002 Submit Date - 10/3/2024

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1076 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:
ENDLESS CORPORATION

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:
ZACHARIAH O. LINDSEY
1209 S. FRANKFORT AVE., STE. 202
TULSA, OK 74120 USA

The date on which the amendment is to be effective, if it is to be effective after the filing date:

The duration of the corporation is:
Perpetual

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Stock Type: Common (Voting)	Series: Common
Number of Shares: 3470000000	Par Value Per Share: $0.000100
Stock Type: Preferred (Non-Voting)	Series: Preferred
Number of Shares: 1530000000	Par Value Per Share: $0.000100

Previous Total Authorized Capital - $100,000.00 New Total Authorized Capital - $500,000.00

Additional amendments to the Certificate of Incorporation are:
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENDLESS CORPORATION
(Pursuant to the General Corporation Act of the State of Oklahoma)
Endless Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Act of the State of Oklahoma (the ¿General Corporation
Act¿),
DOES HEREBY CERTIFY:
1. That the name of this corporation is Endless Corporation, and that this corporation

was originally incorporated pursuant to the General Corporation Act on July 28, 2021 and amended
on September 8, 2021 under the name Endless Corporation.
2. That the Board of Directors of the Corporation (the ¿Board of Directors¿) duly
adopted resolutions proposing to amend and restate the Certificate of Incorporation of this
corporation, declaring said amendment and restatement to be advisable and in the best interests of
this corporation and its stockholders, and authorizing the appropriate officers of this corporation
to solicit the consent of the stockholders therefor, which resolution setting forth the proposed
amendment and restatement is as follows:
RESOLVED, that the Amended Certificate of Incorporation of this corporation be
amended and restated in its entirety to read as follows:
FIRST: The name of this corporation is Endless Corporation (the ¿Corporation¿).
SECOND: The address of the registered office of the Corporation in the State of Oklahoma
is 10026A S. Mingo Rd., #232, Tulsa, Oklahoma 74133. The name of its registered agent is
Zachariah O. Lindsey at LINDSEYfirm, 1209 S. Frankfort Ave., Ste. 202, Tulsa, Oklahoma
74120.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage
in any lawful act or activity for which corporations may be organized under the General
Corporation Act.
FOURTH: The total number of shares of all classes of stock which the Corporation shall
have authority to issue is Five Billion (5,000,000,000) shares, consisting of two classes of stock to
be designated, respectively ¿Common Stock¿ and ¿Preferred Stock¿. The Corporation is
authorized to issue Three Billion Four Hundred Seventy Million (3,470,000,000) shares of
Common Stock, $0.0001 par value per share, and One Billion Five Hundred Thirty Million
(1,530,000,000) shares of Preferred Stock, $0.0001 par value per share. The Board of Directors
may designate from the unissued shares for each class series of stock within each respective class
subject to the provisions of the Bylaws (as amended, restated or otherwise modified from time to
time pursuant to the provisions hereof, the ¿Bylaws¿).
The following is a statement of the designations and the powers, privileges and rights, and
the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the
Corporation.
A. COMMON STOCK
1. Voting. The holders of the Common Stock are entitled to one vote for each share
of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings);
provided, however, that, except as otherwise required by law, holders of Common Stock, as such,
shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate
of Incorporation that relates solely to the terms of one or more outstanding series of Preferred
Stock if the holders of such affected series are entitled, either separately or together with the
holders of one or more other such series, to vote thereon pursuant to this Second Amended and
Restated Certificate of Incorporation or pursuant to the General Corporation Act. There shall be
no cumulative voting. The number of authorized shares of Common Stock may be increased

or
decreased (but not below the number of shares thereof then outstanding) by (in addition to
any
vote of the holders of one or more series of Preferred Stock that may be required by the terms
of
this Second Amended and Restated Certificat

IT IS FURTHER CERTIFIED that this corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of October, 2024 by :

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Signature:	Title:
TRAVIS DAHM	SECRETARY

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